Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Preliminary Proxy Statement |_|

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) |_|

Definitive Proxy Statement |_|

Definitive Additional Materials |X| Soliciting Material Pursuant to ss. 240.14a-12

THE ALASKA AIR GROUP, Inc. ("the Company-AAG")

(Name of Registrant as Specified In Its Charter)

Richard D. Foley, Stephen Nieman, Terry K. Dayton and Carl L. Olson (Name of Persons Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required |X|

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applies: As of April 20, 2007, the record date for the meeting, there were 42,616,739 shares of Company common stock outstanding

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid: 2) Form, Schedule or Registration Statement No.:

3) Filing Party: Stephen Nieman, Richard D. Foley, Terry K. Dayton and Carl L. Olson for the 2007 CHALLENGERS

4) Date Filed:

O'MELVENY & MYERS LLP
610 Newport Center Drive, 17th Floor
Newport Beach, California 92660-6429
Telephone (949) 760-9600
Facsimile (949) 823-6994
www.omm.com
Our File Number 011,140-014
Writer's Direct Dial (949) 823-7118
Writer's E-mail Address
tleary@omm.com

January 8, 2008

Mr. Steve Nieman
15204 NE 181st Loop
Brush Prairie, Washington 98606

Re: Alaska Air Group, Inc.

Dear Mr. Nieman:

I am responding on behalf of our client, Alaska Air Group, Inc. (the "Company"), to your letter of December 11, 2007, addressed to Mr. Bill Ayer.

You state in your letter that you are unwilling to sign a confidentiality agreement prior to gaining access to any corporate records, since your plan is to disseminate the information publicly to all stockholders. Yet, it is well-settled under Delaware case law that a stockholder may not use his inspection rights under Delaware General Corporation Law Section 220 to publicly disseminate otherwise confidential information. Further, courts also routinely condition a stockholder's inspection demand on a reasonable confidentiality arrangement to protect the legitimate interests of the corporation and its stockholders.

The form of confidentiality agreement that we previously provided to you is customary and reasonable in scope. It allows you to proceed with your inspection demand, and at the same time safeguards the Company's interests by assuring that any proposed disclosure of confidential information by you may first be submitted for review by the appropriate court.

Please let us know if you change your mind, and are willing to sign a confidentiality agreement substantially in the form that we previously provided to you. Following receipt of the signed confidentiality agreement from you, the Company remains prepared to respond to your demand consistent with applicable legal requirements.

Keith Loveless, the Company's Vice President Legal and Corporate Affairs, General Counsel and Corporate Secretary, is available to meet with you at the Company's offices to discuss your concerns in further detail. Please contact his assistant, Celia Watkins, at (206) 3925043, if you are interested in scheduling a meeting with Mr. Loveless for a mutually convenient date and time.

Please direct all future correspondence on this matter to the undersigned.

Very Truly Yours,
/s/
Thomas J. Leary
of O'MELVENY & MYERS LLP

TJL:tr

cc: Mr. William S. Ayer
Keith Loveless, Esq.
Karen A. Gruen, Esq.

[Added note from Steve Nieman on Jan. 14, 2008: To see this letter in proper format, please see the pdf on www.votepal.com. To ensure proper disclosure, I posted this AAG letter on EDGAR. The reason I did this was because AAG management in the past has not made these letters publicly available to stockholders, which I disagree with. I believe stockholders have the right to read these letters if they choose. Thank you.]